EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, MARY T. AFFLERBACH, M. SCOTT CROCCO and JOHN D. STANLEY, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign one or more Registration Statements, and any amendments thereto, which may be required in connection with (i) the registration of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Warrants, including the registration of Common Stock for issuance under any employee benefit or compensation plan, (ii) the registration of interests under any employee benefit or compensation plan maintained by the Company or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seifi Ghasemi	Director and Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)	22 January 2015
Seifi Ghasemi

/s/ Susan K. Carter	Director	22 January 2015
Susan K. Carter

/s/ William L. Davis, III	Director	22 January 2015
William L. Davis, III

/s/ Chadwick C. Deaton	Director	22 January 2015
Chadwick C. Deaton

Signature	Title	Date

/s/ W. Douglas Ford W. Douglas Ford	Director	22 January 2015

/s/ Evert Henkes Evert Henkes	Director	22 January 2015

/s/ David H. Y. Ho David H. Y. Ho	Director	22 January 2015

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	22 January 2015

/s/ Edward L. Monser Edward L. Monser	Director	22 January 2015

/s/ Matthew H. Paull Matthew H. Paull	Director	22 January 2015

/s/ Lawrence S. Smith Lawrence S. Smith	Director	22 January 2015